Exhibit 10.1

DAVE INC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of March 21, 2022 (the “Agreement Date”) by and between Dave Inc., a Delaware corporation (the “Company”), and FTX Ventures Ltd. (the “Purchaser”).

The parties hereby agree as follows:

1.	Purchase and Sale of the Convertible Note.

1.1.	Issuance of Note.

(a)

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser a Convertible Note in the form attached hereto as Exhibit A (the “Note”), for a purchase price of $100,000,000.00 (the “Purchase Price”).

(b)	The Company has authorized the sale and issuance to the Purchaser of the Note.

1.3.	Closings; Delivery.

(a)

The purchase and sale of the Note (the “Closing”) shall take place remotely via the exchange of final documents and signature pages on the Agreement Date (or such other date as the Company and the Purchaser shall agree); provided, that all the conditions to closing set forth in Sections 4 and 5 hereof are satisfied or waived as of such date (the date on which the closing occurs is referred to as the “Closing Date”).

(b)

On the Closing Date, the Company shall execute and deliver to the Purchaser the Note in a principal amount equal to the Purchase Price in exchange for such Purchaser delivering an amount equal to the Purchase Price by wire transfer to a bank account designated in writing by the Company on or before the Agreement Date.

1.4.

Defined Terms Used in this Agreement. In addition to any additional term defined above or below this Section, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such specified Person or the spouse, parent or lineal descendent of such other Person; provided, however, that, notwithstanding the foregoing, in no event will the Purchaser or any of the Holders, or any of their respective Affiliates, be deemed to be an Affiliate of the Company for any purpose under this Agreement solely by reason of holding the Note.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act. For the avoidance of doubt, for purposes of this Agreement, (i) the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of shares of Class A Common Stock issuable upon conversion of the Note irrespective of any non-conversion period specified in the Note or this Agreement or any restrictions on transfer or voting contained in this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to remain closed.

“Bylaws” means the Company’s Bylaws, as amended to date.

“Change in Control” means the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group,” directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Voting Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board in accordance with this subclause (y).

“Code” means the Internal Revenue Code of 1986, as amended.

“Exchange Act” mean the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Holder” means a Person in whose name a Note is registered.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Permitted Transferee” means, with respect to any Holder, any Affiliate of such Holder (including any Affiliate pursuant to a reorganization, recapitalization or other restructuring of such Person).

“Person” shall mean a legal entity, including but not limited to a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

“Requisite Holders” shall have the meaning set forth in the Note.

“Restated Certificate” means the Company’s Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on January 5, 2022, and as may be amended, modified or restated from time to time.

“Restricted Period” shall the period commencing on the Closing Date and ending on the earlier of (i) the date that is two (2) years following the Closing Date and (ii) the consummation of any Change in Control or entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Standstill Period” means the period commencing on the Closing Date and ending on the earlier of (i) the three (3) year anniversary of the Closing Date, and (ii) the consummation of any Change in Control or entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control.

“Third Party” means with respect to the Purchaser, a Person other than the Purchaser or any Affiliate of the Purchaser.

“Transaction” means, collectively, the execution, delivery and performance by the Company of this Agreement and the issuance of the Note thereunder on the Closing Date.

“Transfer” means to directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise) securities owned by a Person.

“Voting Stock” means securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“VPC Credit Facility” means the credit facility contemplated by that certain Second Amendment to Financing Agreement dated November 11, 2021 by and among Dave OD Funding I, LLC, Dave Inc., Victory Park Management, LLC and the lenders party thereto.

1.5.

Interpretation. In this Agreement, unless otherwise indicated or the context requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Agreement; and any reference this Agreement or the Notes means such document as the same shall be amended, supplemented or modified and from time to time in effect to the extent permitted thereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants as of the Agreement Date to the Purchaser that the following representations are true and complete.

2.1. Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company (a “Material Adverse Effect”), has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

2.2.

Authorization. The execution, delivery and performance of this Agreement and the Note (the “Transaction Agreements”) and the consummation of the Transaction, have been duly authorized by the Board and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

2.3.

General Solicitation; No Integration. Other than with respect to the Purchaser and its Affiliates, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) of investors with respect to offers or sales of the Note. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Note sold pursuant to this Agreement.

2.4.

Valid Issuance. The Note has been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Note will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares of the Company’s Class A common stock, par value $0.0001 (the “Class A Common Stock”), initially issuable upon conversion of the Note if such conversion were to occur immediately following Closing. The Class A Common Stock to be issued upon conversion of the Note in accordance with the terms of the Note has been duly authorized, and when issued upon conversion of the Note, all such Class A Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

2.5.

Non-Contravention/No Consents . The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Class A Common Stock upon conversion of the Note in accordance with its terms and the consummation by the Company of the Transaction, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the Restated Certificate or Bylaws, (ii) any credit agreement, mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its subsidiaries, or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transaction.

2.6.

Financial Statements. As of their respective dates, all reports (the “SEC Reports”) required to be filed by the Company with the SEC since January 5, 2022 complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows as at the respective dates thereof and for the respective periods indicated, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Purchaser via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

2.7.

Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the Agreement Date, (i) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

2.8.

No Undisclosed Liabilities for Borrowed Money. As of the Agreement Date, there are no liabilities of the Company or any of its subsidiaries for borrowed money that would be required by GAAP to be reflected on the face of the balance sheet, except liabilities reflected or reserved against in the financial statements contained in the SEC Reports.

2.9.

Compliance with Applicable Law. Each of the Company and its subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any Law applicable to the Company or such subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

2.10.

Legal Proceedings and Liabilities. As of the Agreement Date, other than as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened in writing, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transaction. As of the Agreement Date, neither the Company nor any of its subsidiaries is subject to any order, judgment or decree of a Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, other than as disclosed in the SEC Reports to the knowledge of the Company, there is no investigation or review pending or threatened in writing by any Governmental Authority with respect to the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

2.11.

Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.12.

Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

2.13.

Disqualification. The Company is not disqualified from relying on Rule 506 of Regulation D promulgated under the Securities Act (“Rule 506”) under the Securities Act for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Note to the Purchaser.

2.14.

Foreign Corrupt Practices Act. The Company and its subsidiaries, and, to the Company’s knowledge, their respective directors, officers, managers, employees, representatives and agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, have not, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any governmental official, in each case, in violation of the Foreign Corrupt Practices Act, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries, and, to the Company’s knowledge, their respective directors, officers, managers, employees, representatives and agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, have not made or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in material violation of any law, rule or regulation. The Company further represents that it maintains in effect policies reasonably designed to promote compliance by the Company and its subsidiaries and its and their respective directors, officers, employees and agents with the Foreign Corrupt Practices Act, the U.K. Bribery Act or other applicable anti-bribery or anti-corruption law. To the

Company’s knowledge, none of the Company or its subsidiaries, nor any of their respective directors, officers, managers, employees, representatives or agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, is the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the Foreign Corrupt Practices Act, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

2.15.

Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.16.	Compliance with Office of Foreign Assets Control.

(a)

None of the Company nor the Company’s directors, officers or employees is an OFAC Sanctioned Person (as defined below). To the Company’s knowledge, the Company and the Company’s directors, officers or employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Company and all other applicable anti-money laundering laws and regulations. To the Company’s knowledge, none of (i) the purchase and sale of the Note, (ii) the use of the purchase price for the Note, (iii) the execution, delivery and performance of this Agreement or (iv) the consummation of any transaction contemplated hereby, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including, without limitation, the Purchasers, of any of the OFAC Sanctions (as defined below) or of any anti-money laundering laws of the United States or any other applicable jurisdiction.

(b)	For the purposes of Section 2.16(a):

(i)

“OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Treasury Secretary”) by the President of the United States or provided to the Treasury Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Treasury Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(ii)

“OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

(iii)

“U.S. Person” means any U.S. citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

2.17.

Listing and Maintenance Requirements. The Company’s Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Class A Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Class A Common Stock on Nasdaq. To the extent required, the Class A Common Stock issuable upon conversion of the Note will be approved for listing with Nasdaq in accordance with its listing standards.

2.18.

Subordination. The payment and performance of the obligations of the Company under the Note to be issued hereunder are subordinated to the indebtedness of the Company pursuant to the VPC Credit Agreement.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the Agreement Date that:

3.1.

Authorization. The Purchaser has full power and authority to enter into this Agreement and the Note. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the Note, the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the Closing and this Agreement and the Note, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors or (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity

3.2.

Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions.

3.3.

Securities Act Representations. The Purchaser is an accredited investor (as defined in Rule 501 promulgated under the Securities Act) and is aware that the sale of the Note is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Note (and any shares of Class A Common Stock issuable upon conversion of the Note) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling the Note (or any shares of Class A Common Stock issuable upon conversion of the Note) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note (and any shares of Class A Common Stock issuable upon conversion of the Note) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

3.4.

Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4. Conditions of the Purchasers’ Obligations at the Initial Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless otherwise waived, with respect to any Purchaser, by the Purchaser.

4.1.

Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

4.2.

Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

4.3.

Compliance Certificate. An authorized officer of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4.

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing Date.

4.5.

Assistant Secretary’s Certificate. The Secretary of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying (a) the Restated Certificate, (b) the Bylaws, and (c) resolutions of the Board of the Company approving this Agreement, the Note and the Transaction contemplated hereby and thereby.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, unless otherwise waived by the Company:

5.1.

Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) with respect to such specified date).

5.2.

Performance. The Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or prior to the Closing Date.

5.3.

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing Date.

6. Particular Covenants and Events of Default.

6.1.	Affirmative Covenants. Unless the Requisite Holders or the Company, as applicable, shall otherwise agree in writing:

(a)	The Company shall promptly notify the Purchaser in writing of any default or Event of Default under this Agreement or the Note, to which the Company has knowledge.

(b)

From the Agreement Date until the Closing Date, each of the Company and the Purchaser shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Sections 4 and 5 hereof, respectively.

(c)

While the Note is outstanding, the Company will send to the Holders copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Holders any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holders at the time such report is so filed via the EDGAR system (or such successor), it being understood that the Holders will not be responsible for determining whether such filings have been made or for their timeliness or their content.

(d)

While the Note is outstanding, each Holder may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

6.2.	Negative Covenants. Unless the Requisite Holders have provided prior written consent, so long as the Note is outstanding:

(a)

Neither Company nor any of its subsidiaries shall create, incur, authorize the creation of, issue, or authorize the issuance of, any unsecured indebtedness in excess of $300,000,000 in aggregate principal amount.

(b)

Neither Company nor any of its subsidiaries shall create, incur or grant any Lien in the assets of the Company or its subsidiaries, other than Liens securing indebtedness not in excess of the limits set forth in Section 6.2(a).

(c)

The Company shall not effect any transaction or series of transactions (including, without limitation, amendments to the Restated Certificate or Bylaws, each as in effect on the Closing Date) to avoid or attempt to avoid the observance or performance of any of the terms to be observed or performed under the Transaction Agreements or that would have the effect of materially impairing the rights of the Purchaser provided for in the Transaction Agreements.

6.3.

General Acceleration Provision upon Events of Default. The occurrence and continuation beyond the applicable cure period of any of the following events shall constitute an “Event of Default” and shall entitle the Holders to the rights and remedies set forth in the Note:

(a)

The Company fails to pay the principal of the Note when due, whether on the Maturity Date (as defined in the Note), on a Fundamental Change Payment Date (as defined in the Note) with respect to a Fundamental Change (as defined in the Note), upon acceleration or otherwise.

(b)	The Company fails to satisfy its conversion obligations upon exercise of the Note pursuant to its terms.

(c)	The Company fails to issue a Fundamental Change Notice (as defined in the Note) when due.

(d)

(i) The Company shall have failed to comply in any material respect with the compliance or performance of any covenant contained in this Agreement or in the Note and such default is not remedied by the Company or waived by the Requisite Holders within twenty (20) days after the Company receives written notice from the Requisite Holders of such default.

(e)

Any representation or warranty made by the Company in this Agreement shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.

(f)

(i) The Company shall make a general assignment for the benefit of creditors; (ii) the Company shall declare a moratorium on the payment of its debts; (iii) the commencement by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or consent seeking reorganization, intervention or other similar relief under any applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or (iv) the commencement against the Company of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of thirty (30) consecutive days.

(g)

The Company shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any indebtedness for borrowed money if both (i) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity and (ii) the principal amount of such indebtedness in default, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $75,000,000 or more at any one time outstanding.

In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing their rights under the Note and this Agreement and collecting any amounts due and payable under the Note. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. In addition, the Company shall furnish to each Holder upon request, during the continuance of a default or an Event of Default, a list of all then current Holders and their notice information.

6.4.

Cooperation. Prior to any issuance of Class A Common Stock pursuant to the Note, the parties agree to use commercially reasonable efforts to cooperate in a timely manner to (a) take, or cause to be taken, all further actions, (b) deliver to the other parties such further information and documents and (c) execute and deliver to the other parties such further instruments, including any amendments to the Restated Certificate or the Company’s Bylaws, in each case as any other party may reasonably request in the case of (a), (b) and (c), solely to the extent necessary in order to authorize the issuance of such Class A Common Stock in accordance with the Note and as required by the law of the applicable jurisdiction. Without limiting the foregoing, the Company shall use reasonable best efforts to consult with the Purchaser and cooperate in good faith to determine whether any filings or approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will be required prior to the Purchaser’s conversion of Notes. If a filing is required under the HSR Act, the Company and the Purchaser will cooperate in good faith to prepare and file notifications with respect to the applicable transaction (and the Company will not effect such conversion of the Note) until the expiration or termination of any applicable waiting period; it being agreed, for the avoidance of doubt, that no such delay (assuming the Company has complied with its obligations under this Section 6.4) will constitute a breach of any obligation of the Company or the Purchaser under the Note. If such regulatory approval is not received, the Company will provide the Purchaser with a mutually agreeable alternative equivalent to the economic value of the conversion rights under the Note.

6.5.	Restricted Period.

(a)

During the Restricted Period, the Purchaser shall not, without the Company’s prior written consent, directly or indirectly, Transfer the Note or any shares of Class A Common Stock issuable or issued upon conversion of the Note, other than Permitted Transfers. “Permitted Transfers” shall mean any (i) transfer to a Permitted Transferee, (ii) transfer to the Company or any of its subsidiaries or (iii) tender of any Class A Common Stock into a Third Party Tender/Exchange Offer (and any related conversion of Notes to the extent required to effect such tender or exchange) and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company. “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to all of the holders of Class A Common Stock by a Third Party that, if consummated, would result in a Change in Control solely to the extent that (x) the Board has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or (y) such tender or exchange offer is either (I) a tender or exchange offer for less than all of the outstanding shares of Class A Common Stock or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to holders of Class A Common Stock is not identical in the second-step of such transaction) as the first step of such transaction.

(b)

After the Restricted Period, the Purchaser shall not, without the Company’s prior written consent, directly or indirectly, Transfer the Note or any shares of Class A Common Stock issuable or issued upon conversion of the Note to (i) competitors of the Company, (ii) a Company stockholder who (together with its Affiliates) would have Beneficial Ownership of more than 3.5% in the aggregate of the shares of the Class A Common Stock outstanding at such time (on an as-converted basis), after taking into account the applicable proposed Transfer, or (iii) a Third Party that is objectionable to the Board, after its good faith consideration, in each case other than Permitted Transfers or Transfers in market transactions.

6.6.	Standstill.

(a)

The Purchaser agrees that, during the Standstill Period, the Purchaser shall not, and shall cause each of its Affiliates (collectively and individually, the “Purchaser Affiliates,”) not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company:

(i)	acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, any securities of the Company;

(ii)

effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Purchaser or the Purchaser Affiliates of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Note to the extent required to effect such tender) or the vote by the Purchaser or the Purchaser Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board;

(iii)

take any action in support of or make any proposal or request that constitutes: (A) controlling or changing the Board or management of the Company, (B) any material change in the capitalization or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, or (D) seeking to have the Company waive or make amendments or modifications to the Restated Certificate or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person;

(iv)

make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 promulgated under the Exchange Act or otherwise);

(v)

form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Purchaser Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;

(vi)

make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; or

(vii)

enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.

(b)

The provisions of Section 6.6(a) shall not be deemed to prohibit the Purchaser or any of the Purchaser Affiliates or their respective directors, executive officers, partners, employees, managing members, advisors or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

7. Miscellaneous.

7.1.	Treatment of Investment for Tax Purposes.

(a)

The Company and each Purchaser hereby agrees to treat the Note as a convertible debt instrument that is not subject to the application of the contingent payment debt instrument rules of Treasury Regulation Section 1.1275-4. The Company and the Purchaser each agree to file all tax returns in accordance with the foregoing tax treatment unless otherwise required by a change in applicable tax law (or interpretation thereof) after the Agreement Date or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of any state, local or foreign law).

(b)	The Purchaser shall provide to the Company an Internal Revenue Service Form W-9 and California Franchise Tax Board Form 590 on or prior to the applicable Closing Date.

(c)

The Company and the Purchaser shall reasonably cooperate with respect to all tax matters related to the Note and the Company shall provide all information reasonably requested by the Purchaser in connection with any tax matters related to the Note.

7.2.

Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the conversion of the Note or its repayment pursuant to their terms and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

7.3.

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of the Note. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. A counterpart executed by the Company and the Purchaser shall constitute an enforceable instrument between such parties. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties hereto hereby consent to receipt of this Agreement in electronic form and understand and agree that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the parties signatory hereto with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

7.5.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6.

Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

7.7.

Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction or with respect to the purchase of the Note hereunder. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8.

Amendments and Waivers. Any term of this Agreement may be amended or waived subsequent to the execution hereof only upon the mutual written consent of (i) the Company and (ii) the Requisite Holders. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Purchaser and each Holder and transferee of the Notes and the Company.

7.9.

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.10.

Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11.

Entire Agreement. This Agreement and the Note constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

7.12.	Governing Law; Waiver of Jury Trial; Dispute Resolution.

(a)

THE INTERNAL LAW OF THE STATE OF DELAWARE WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)

Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

(c)

Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any court referred to in the preceding paragraph. Each party hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)

Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.6. Nothing in this Agreement or the Note will affect the right of any party hereto to serve process in any other manner permitted by Law.

(e)	Each party hereto irrevocably consents and unconditionally agrees to the dispute resolution provisions set forth in Section 18 of the Note.

7.13.

Corporate Opportunity. The Company acknowledges that the Purchaser and its Affiliates are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates. Accordingly, the Company and the Purchaser acknowledge and agree that the Purchaser and its Affiliates shall:

(a)

have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company’s industry segment or is otherwise competitive with the Company, and

(b)

in connection with making investment decisions, to the fullest extent permitted by law, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into the Purchaser’s or its Affiliate’s possession, whether as a director of, or investor in, the Company or otherwise.

7.14.

No Publicity. Each of the Company and the Purchaser agrees that it will not, and shall cause each of its subsidiaries to not, without the prior written consent of the other party, use in advertising, publicity, or otherwise the name of the other party, or any partner or employee of the other party, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party, or any of its Affiliates, in each case other than pursuant to required securities filings. Each of the Company and the Purchaser further agrees that it shall obtain the written consent of the other party prior to the issuance of any public statement identifying or specifying that the Purchaser or any of its Affiliates has purchased the Note pursuant to this Agreement, in each case other than pursuant to required securities filings.

7.15.	Use of Proceeds. The Company shall use the proceeds from the sale of the Note for working capital and general corporate purposes.

The parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

DAVE INC.

By:	/s/ Kyle Beilman
Name: Kyle Beilman
Title: Chief Financial Officer

Address:	750 N. San Vicente Blvd. 900W West Hollywood, CA 90069

With a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP 222 Berkeley St.
Suite 2000
Boston, MA 02116
Attn: Albert W. Vanderlaan

The parties have executed this Note Purchase Agreement as of the date first written above.

PURCHASERS:

FTX VENTURES LTD.

By:	/s/ Samuel Bankman-Fried
Name:	Samuel Bankman-Fried
Title:	Chief Executive Officer

Address:

With a copy to (which shall not constitute notice):

Fenwick & West LLP 555 California Street, 12th Floor
San Francisco, CA 94104
Attention: Jordan Roberts

EXHIBIT A

FORM OF NOTE